Exhibit 5.1

BEIJING BRUSSELS DUBAI FRANKFURT JOHANNESBURG LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO SEOUL SHANGHAI WASHINGTON	Covington & Burling LLP One CityCenter 850 Tenth Street, NW Washington, DC 20001-4956 T+1202 662 6000

December 28, 2020

Vontier Corporation

5420 Wade Park Boulevard, Suite 206

Raleigh, NC 27607

Ladies & Gentlemen:

We have acted as counsel to Vontier Corporation, a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933 (the “Act”) of up to 33,507,410 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), pursuant to the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) on December 28, 2020 (such registration statement is herein referred to as the “Registration Statement”). The Shares are being offered from time to time by certain stockholders of the Company as described in the Registration Statement.

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

We are members of the bar of the District of Columbia. We do not express any opinion herein on any laws other than the Delaware General Corporation Law, and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Covington & Burling LLP